Exhibit 10.28
Flavors Holdings Inc.
2019 Long-Term Incentive Plan

ARTICLE 1.
ESTABLISHMENT AND PURPOSE
1.1 Establishment. The Flavors Holdings Inc. Long-Term Incentive Plan is established effective as of January 1, 2019. Awards may be made under the Plan until December 31, 2021, unless the Plan is terminated earlier by the Board. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
1.2    Purpose. The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase shareholder value by: (a) strengthening the Company’s capability to develop and maintain a management team; (b) motivating superior performance by means of long-term performance related incentives linked to business performance of the Company or an Affiliate; (c) attracting and retaining qualified personnel by providing competitive incentive compensation opportunities; and (d) enabling officers and other key employees to participate in the long-term growth and financial success of the Company or an Affiliate.
ARTICLE 2.
DEFINITIONS
The following Sections of this Article provide terms used in this Plan, and whenever used herein in a capitalized form, the terms shall be deemed to have the meanings set forth in this Article. In addition, certain other terms used in the Plan but not specifically defined in this Article have the definitions given to them in the first place in which they are used.
2.1    “Affiliate” means any corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including the subsidiaries of the Company and other entities controlled by such subsidiaries.
2.2    “Award” means a grant under the Plan, based upon criteria specified by the Committee. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Award Agreement containing such additional terms and conditions as the Committee shall deem desirable.
2.3    “Award Agreement” means any agreement, letter or other instrument by which an Award is granted to a Participant.

2.4     “Award Term” means the performance period specified by the Committee as set forth in the Participant’s Award Agreement. Each performance period will be at least one-year in duration.
2.5    “Board” means the Board of Directors of Flavors Holdings, Inc.
2.6    “Cause” with respect to any Participant, shall have the meaning set forth in any employment agreement between such Participant and the Company or an Affiliate. Absent such term in any such agreement, and in the case of other Participants who do not have such an agreement, “Cause” shall mean the following: (i) continued neglect by the Participant of the Participant’s duties to the Company or its Subsidiaries, (ii) continued incompetence or unsatisfactory attendance, (iii) conviction of any felony, (iv) violation of the rules, regulations, procedures or instructions relating to the conduct of employees, directors, officers and/or consultants of the Company, (v) willful misconduct by the Participant in connection with the performance of any material portion of the Participant’s duties to the Company or its Subsidiaries, (vi) breach of fiduciary obligation owed to the Company or commission of any act of fraud, embezzlement, disloyalty or defalcation, or usurpation of a Company opportunity, (vii) breach of any provision of an employment agreement or an Award agreement with the Company or its Subsidiaries, including any non-competition, non-solicitation and/or confidentiality provisions, (viii) any act that has a material adverse effect upon the reputation of and/or the public confidence in the Company, (ix) failure to comply with a reasonable order, policy or rule that constitutes material insubordination, (x) engaging in any discriminatory or sexually harassing behavior or (xi) using, possessing or being impaired by or under the influence of illegal drugs or the abuse of controlled substances or alcohol on the premises of the Company or any of its subsidiaries or affiliates or while working or representing the Company or any of its subsidiaries or affiliates.
2.7    “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.
2.8    “Committee” means the committee authorized by the Board to administer the Plan and if no such committee is authorized, then the Board.
2.9    “Change of Control” means the first occurrence of the consummation of a transaction which involves (1) a sale to a Person (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (or group of persons acting in concert) other than MacAndrews and Forbes Incorporated (“Incorporated”) or its Affiliates of 50% or more of the Company’s outstanding common stock or (2) a sale or other disposition of all or substantially all of the assets of the Company to a person other than Incorporated or its Affiliates.
2.10    “Company” means Flavors Holdings Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated, any corporation for whose securities the securities of the Company shall be exchanged, and any assignee of or successor to substantially all of the assets of the Company.

2.11     “Disability” means “Disability” as defined in any existing employment agreement between a Participant and the Company or an Affiliate, or, in the absence of such an employment agreement, a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an employee of the Company, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company, as determined by a physician selected by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.
2.12    “EBITDA” means EBITDA as defined in Flavors Holdings Inc.’s first and second lien credit facilities in effect at January 1, 2019, as amended from time to time, and as adjusted to: (i) exclude the benefit of any unrealized amount of cost savings, operational expense improvements and synergies and (ii) include expense accruals for all long-term incentive plans of the Company and its subsidiaries; provided that the Committee may, in its sole discretion, (a) exclude or include items from the calculation of EBITDA and make further adjustments that it deems necessary or appropriate in order to prevent undue enlargement and (b) adjust the calculation of EBITDA to reflect foreign currency exchange rates utilized in the preparation of the Company’s annual budget for the applicable fiscal year. For the purposes of determining compensation milestones for any fiscal year, EBITDA will be adjusted by the Committee as appropriate for material acquisitions or dispositions of any business or assets of or by the Company or its subsidiaries for such fiscal year and thereafter. Any adjustment by the Committee or the Board shall be final and binding. For the avoidance of doubt, any target and actual EBITDA shall include GAAP accruals for funding for Payouts under the Plan at, under or in excess of target Payouts.
2.13    “Eligible Employee” means an Employee who is employed or serves in a position or capacity designated by the Committee as eligible to participate in the Plan.
2.14    “Employee” means any person who is considered to be an employee of the Company or an Affiliate pursuant to its personnel policies.
2.15     “Participant” means an Eligible Employee who satisfies the eligibility conditions of the Plan and who has been selected by the Committee in writing for participation in the Plan.
2.16    “Payout” means the actual amount, if any, to be distributed under the Plan to a Participant with respect to the Award Term.
2.17    “Performance Goal” means the achievement of EBITDA as set forth in a Participant’s Award Agreement during the Award Term.
2.18     “Plan” means the Flavors Holdings Inc. Long-Term Incentive Plan, as herein set forth and as may be amended from time to time.

2.19     “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer or employee of the Company and its Affiliates other than as a result of the sale or transfer by the Company and or any Affiliate of a business such entity owns or operates.
ARTICLE 3.
ADMINISTRATION
3.1    Committee. The Plan shall be controlled, managed and administered by the Committee. The Committee shall have the discretion to interpret the provisions of the Plan, and its interpretations and determinations shall be final and binding on all persons, including the Company, all Affiliates and Participants. The Committee may, from time to time, adopt rules or guidelines with respect to the administration of the Plan and the rights granted hereunder which are consistent with the provisions of the Plan and may amend any and all rules or guidelines previously established. No determination or decision of the Committee shall be subject to de novo court review. The Committee may, from time to time, delegate or allocate the performance of any part or all its ministerial duties under the Plan as it considers desirable to such person or persons as it may select. All costs of Plan administration will be paid by the Company.
3.2    Powers of Committee. For purposes of the Plan, the Committee’s powers shall include, but not be limited to, the following authority, in addition to all other powers provided by, or necessary to administer, the Plan:
3.2.1    to determine the Award Term and criteria for which the Committee has     discretion under the Plan;
3.2.2    to select or designate the Eligible Employees (if any) to become Participants under the Plan;
3.2.3    to determine the terms and conditions of any Awards granted hereunder and to adjust the terms and conditions of any Award under the provisions of the Plan;
3.2.4    to provide for the forms of Award Agreement to be utilized in connection with the Plan;
3.2.5    to determine the Payout to a Participant and any other right to compensation under the Plan;
3.2.6    to appoint such agents, counsel, accountants, consultants, claims administrator and other persons as may be necessary or appropriate to assist in administering the Plan;
3.2.7    to sue or cause suit to be brought in the name of the Plan or the Company;
3.2.8    to determine whether and with what effect an individual has incurred a Termination of Employment;

3.2.9    to obtain from Participants such information as is necessary for the proper administration of the Plan;
3.2.10    to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any agreement in the manner and to the extent that the Committee shall deem desirable to carry it into effect
3.2.11    to establish and implement administrative rules and procedures as may be necessary from time to time to carry out the purpose of the Plan;
3.2.12    to make any adjustments or modifications permitted under the provisions of the Plan. For the avoidance of doubt, the Committee shall have the authority, in its sole discretion to adjust any Performance Target; and
3.2.13    to make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
ARTICLE 4.
PARTICIPATION AND PERFORMANCE GOAL
4.1    Participation. The Committee shall select which Eligible Employees will become Participants in the Plan during any given fiscal year the Plan is in effect. Upon the selection of the Participants, the Committee shall provide the Participant with an Award Agreement which specifies the amount of Payout that a Participant may receive upon achievement of the Performance Goal. A person will become a Participant only upon returning to the Company a signed, written Award Agreement received from the Committee stating the person is a Participant and providing such additional information the Committee deems relevant.
4.2    Participation of Newly Hired Employees. Except as provided in the sole discretion of the Committee, an individual must be an Eligible Employee as of the beginning of an Award Term in order to be selected as a Participant. If an individual first becomes an Eligible Employee after the beginning of an Award Term, the Committee may, in its discretion, designate such new Eligible Employee as a Participant. Unless the Committee, in its sole discretion, determines otherwise, all amounts payable under this Plan to such Participant for the Award Term shall be pro-rated with respect to the date he or she first became an Eligible Employee or such later date as designated by the Committee. The Committee may make such adjustments as it deems appropriate in order to effectuate this Section.
4.3    Payout Amounts. The Payout that a Participant is entitled to receive under the Plan for an Award Term upon the achievement of the Performance Goal will be based upon the amount set forth in an Award Agreement.

4.4    Performance Goal. The Committee has established the Performance Goal for each Participant. It is the intent of the Committee that the Performance Goal established for the Award Term will not change during such period. However, certain circumstances identified at the discretion of the Committee may warrant a modification to the Performance Goal. These circumstances could include, but not be limited to, material changes to business circumstances or conditions outside the control of management such as substantial foreign currency fluctuations for a significant period of time, major business disruptions due to social or political conflicts and unforeseen events such as changes in law, regulations, or rulings; changes in accounting principles or practices; or a merger, acquisition, divestiture or other significant transaction. Participants will be notified of any such modification as soon as practicable. Different Performance Goals may be awarded to similarly situated Participants, and the Performance Goal awarded to one Participant shall not have an effect on or in any way limit the Performance Goal awarded to any other Participant.
4.5    General. As soon as practicable following the end of the Award Term the Committee shall calculate the Payout to each Participant based upon the actual performance of the Company and the Performance Goal.
ARTICLE 5.
PAYMENT OF BENEFITS; CHANGE OF CONTROL
5.1    Normal Payout. Except as otherwise provided in the Plan or an Award Agreement, and subject to the condition of continued employment with the Company or an Affiliate, as set forth in Section 5.2 below, the Payout to a Participant for the Award Term shall be made on the date that is two and one-half months following the close of the Award Term; provided, however, that the Committee may, in its discretion, defer payment until audited financial data is available (in which case the payment would be made promptly after audited financial data is available and has been provided to and reviewed by the Committee) but in any event no later than the end of the calendar year after such Award Term ends) unless such deferral would cause any such payment to be subject to additional taxes pursuant to Code Section 409A. Except as otherwise provided in Section 4.2 and the subsequent Sections of this Article 5 or in an Award Agreement, each Participant shall receive a payment equal to the full value of his or her Payout for the Award Term. Payouts under this Section 5.1 are conditioned upon the Participant’s compliance with any non-compete, non-solicitation and/or confidentiality provision in any written agreement or policy between the Participant and the Company or its subsidiaries and Affiliates. Unless the Committee provides otherwise in writing, upon the date of any violation of any such non-compete, non-solicitation and/or confidentiality provision, the person shall immediately cease to be a Participant, and any amount not yet distributed to such Participant under this Section 5.1 shall immediately and automatically be forfeited, whether or not such violation results in a Termination of Employment with the Company during the Award Term, in addition to any other rights and remedies available to the Company or an Affiliate as set forth in such Participant’s Award Agreement.

5.2    Forfeiture. Unless an applicable Award Agreement provides otherwise, if a Participant initiates a Termination of Employment with the Company for any reason other than for death or due to Disability, or the Participant incurs a Termination of Employment for Cause, unless the Committee provides otherwise in writing, the Participant shall immediately cease to be a Participant, and any amount not yet distributed to such Participant under Section 5.1 shall immediately and automatically be forfeited, whether or not such Termination of Employment occurs before the end of the Award Term.
5.3    Disability or Death. Unless an applicable Award Agreement provides otherwise, a Participant’s Termination of Employment with the Company under the circumstances set forth in this Section 5.3 shall not result in the forfeiture of the Participant’s Payout or the right to receive a Payout under the Plan. Unless an applicable Award Agreement provides otherwise, if the Participant incurs a Termination of Employment with the Company on or prior to the end of the Award Term that is the result of the Participant’s death or Disability, then, the Participant shall receive a pro-rata payment equal to the Payout, if any, multiplied by a fraction, the numerator of which is the number of days from January 1, 2019 (or such later date that the Participant commenced employment) through the earlier of (x) the end of the Award Term and (y) the date on which the Participant’s employment is terminated and the denominator of which is the number of days in the Award Term. Such pro-rata payment (based on actual performance) shall be made at the same times that the Payout is made to similarly situated active Participants.
5.4    Form of Payment. Any Payout shall be made in cash; provided, however, that following a Change of Control involving a public company under Section 5.5 below, the Company or the successor or acquirer may elect to make a Payout in equity of the Company or such successor or acquirer, unless an employee’s written employment agreement specially requires a Payout to be made in cash.
5.5    Change of Control. In the event of any sale or merger or other reorganization or sale or disposition of all or substantially all of the assets of the Company or its subsidiaries, or the sale or disposition of any of its material subsidiaries, whether by merger, sale or otherwise, or if the Company shall have entered into any written agreement to effectuate the foregoing, the Plan and all Awards and obligations hereunder shall be assumed by the successor or acquirer and shall become binding on such successor or acquirer.

ARTICLE 6.
AMENDMENT OR TERMINATION
6.1    Amendment or Termination. The Board or the Committee may amend, alter, or terminate the Plan at any time, but no amendment, alteration or termination shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (a) made to cause the Plan to comply with applicable law (including without limitation, Section 409A of the Code) or (b) made to permit the Company a deduction under applicable tax law; provided that no such consent is needed with respect to any actions under 5.5. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose.
ARTICLE 7.
GENERAL PROVISIONS
7.1    Nonalienation of Plan Benefits. A Participant or beneficiary may not sell, assign, margin, transfer, pledge, encumber, convey, gift, hypothecate or otherwise dispose of any interest in a Payout or the right to receive Payout under this Plan, either voluntarily or involuntarily, except by will, by the laws of descent or distribution, or as set forth in Section 5.3 above.
7.2    No Employment Rights. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected by the establishment or continuance of this Plan. The maintenance of this Plan shall not constitute a contract of employment. The Plan will not give any Participant a right to be retained in the employment of the Company or its Affiliates.
7.3    No Personal Liability. To the extent permitted by law, no person (including any member of the Committee or any present or former employee of the Company) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan.
7.4    Final Decisions. Any ruling, regulation, procedure or decision of the Committee shall be conclusive and binding upon all persons affected by this Plan and there is no obligation for uniformity of treatment of Participants under the Plan.
7.5    Withholding of Taxes. The Company shall deduct from any Payout such amount as the Company, in its sole discretion, deems proper to protect it against liability for the payment of taxes, and out of the money so deducted, the Company may discharge any such liability and pay the amount remaining to the Participant or his or her beneficiary, as the case may be.

7.6    Applicable Law; Venue and Forum. The Plan and all Awards made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable subdivision thereof, without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly. Participant and Company agree to submit to the exclusive jurisdiction of the appropriate courts located in the State of Delaware for the purposes of any suit, action or other proceeding arising under the Plan. Each party waives any objection to the laying of venue in Delaware and waives any claim that any such action, claim or proceeding has been brought in an inconvenient forum. The parties agree to waive all rights to a trial by jury in any action related to the Plan. The Plan shall be construed to comply with all applicable laws.
7.7    Successors. The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor, and on the Company and its successor, whether by way of merger, consolidation, purchase or otherwise.
7.8    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth herein.
7.9    Unsecured Interest. No Participant in the Plan shall have any interest in any fund or specific asset of the Company by reason of the Plan. No trust fund shall be created in connection with the Plan or any Payout thereunder, and there shall be no required funding of amounts, which may become payable to any Participant.
7.10    Offset. Any amounts owed to the Company by the Participant of whatever nature may be offset by the Company from the value of any Payout due under this Plan unless prohibited under Section 409A of the Code, and no Payout shall be made under this Plan unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company.
7.11    Indemnification. The officers and directors of the Company, as well as the Committee members, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding (collectively, a “Proceeding”) to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgement in any such Proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person’s gross negligence or willful misconduct. Notwithstanding the foregoing, an officer, director or Committee member who initiates a Proceeding against the Company shall not be indemnified pursuant to this Section 7.11, unless such indemnification is approved in advance in writing by the Company.
7.12    Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

7.13    Gender and Number. Words denoting the masculine gender includes the feminine gender, and the singular shall include the plural and the plural shall include the singular wherever required by the context.
7.14    Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with or be exempt from Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments. To the extent a Participant would otherwise be entitled to any payment or benefit under this Plan, which constitutes (i) a “deferral of compensation” which would be due or payable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code and as determined by the Committee), (ii) subject to Section 409A of the Code and (iii) if paid during the six (6) months beginning on the date of termination of the Participant’s employment would be subject to the Section 409A additional tax because the Participant is a “specified employee” (within the meaning of Section 409A of the Code and as determined by the Committee), then if such six month delay is required to avoid the Section 409A additional tax the payment or benefit will be paid or provided to the Participant on the earlier of the first day following the six (6) month anniversary of the Participant’s termination of employment or death.
7.15    Clawback. Notwithstanding anything to the contrary contained herein, unless specifically provided otherwise in an Award agreement, the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is materially in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. Unless specifically provided otherwise in an Award agreement, if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain or profit or other benefit realized on the Payout of such Award, and must repay the gain or profit or other benefit to the Company. Unless specifically provided otherwise in an Award agreement, if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Act), Awards shall be subject to clawback, forfeiture or similar requirement.